Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CLEAR LAKE BAKERS, INC.", CHANGING ITS NAME FROM "CLEAR LAKE BAKERS, INC." TO "THE SOUTH STREET BAKERY, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JUNE, A.D. 2011, AT 4:08 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4986379 8100

110736345

AUTHENTICATION: 8846565

DATE: 06-20-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:25 PM 06/17/2011
FILED 04:08 PM 06/17/2011
SRV 110736345 - 4986379 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

CLEAR LAKE BAKERS, INC.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

The name of this Corporation is The South Street Bakery, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this June day of 17, 2011.

By: ______________________
Authorized Officer

Title: Vice-President

Name: Joseph F. Ingrassia
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:09 PM 05/23/2011
FILED 03:09 PM 05/23/2011
110599762 - 4986379 FILE

STATE of DELAWARE
CERTIFICATE of INCORPORATION
A STOCK CORPORATION

- **First:** The name of this Corporation is CLEAR LAKE BAKERS, INC.
- **Second:** Its registered office in the State of Delaware is to be located at 2711 CENTERVILLE ROAD # 400 Street, in the City of WILMINGTON County of NEW CASTLE Zip Code 19808. The registered agent in charge thereof is CORPORATION SERVICE COMPANY.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

- **Fourth:** The amount of the total stock of this corporation is authorized to issue is 1,500 shares (number of authorized shares) with a par value of 0.0010000000 per share.
- **Fifth:** The name and mailing address of the incorporator are as follows:
  Name MUSTAFA N. HAQUE
  Mailing Address 1350 AVENUE OF THE AMERICAS 24TH FL
  NEW YORK, NEW YORK Zip Code 10019
- **I, The Undersigned,** for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 23RD day of MAY, A.D. 20 11.

BY: [signature]
(Incorporator)

NAME: MUSTAFA N. HAQUE
(type or print)

State of Delaware

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

110599762

9802159
AMINCOR, INC.
1350 AVENUE OF THE AMERICAS, 24T
H FLOOR
NEW YORK NY 10019
ATTN: MUSTAFA N. HAQUE

06-11-2011

DESCRIPTION	AMOUNT
CLEAR LAKE BAKERS, INC.	
4986379 0102S Incorp Delaware Stock Co.	
Incorporation Fee	15.00
Receiving/Indexing	25.00
Data Entry Fee	5.00
Court Municipality Fee, Wilm.	20.00
Surcharge Assessment-New Castle	6.00
Page Assessment-New Castle Count	18.00
FILING TOTAL	89.00
TOTAL PAYMENTS	89.00
SERVICE REQUEST BALANCE	.00